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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A No. 333-19297) of Levco Equity Value Fund and to the use of our report dated January 29, 1999, incorporated by reference therein.


                                       /s/ Ernst & Young LLP
                                       ---------------------------------
                                           ERNST & YOUNG LLP

Cincinnati, Ohio
February 26, 1999